KEYCORP REPORTS THIRD QUARTER 2023 NET INCOME OF $266 MILLION,
OR $.29 PER DILUTED COMMON SHARE

Strong balance sheet with significant capital build: Common Equity Tier 1 of 9.8%(a), up 50 basis points from the prior quarter and above targeted range

Focus on relationships and balance sheet optimization drives reduction in risk-weighted assets, down $7 billion(b), compared to the prior quarter

Increased average deposits and continued to strengthen liquidity and funding, average deposits up $2 billion compared to the prior quarter

Growth in noninterest income; noninterest income represents approximately 40% of total revenue

Strong risk management drives solid credit quality: net charge-offs to average loans of 24 basis points

    CLEVELAND, October 19, 2023 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $266 million, or $.29 per diluted common share for the third quarter of 2023. This compared to $250 million, or $.27 per diluted common share, for the second quarter of 2023 and $513 million, or $.55 per diluted common share, for the third quarter of 2022.

Comments from Chairman and CEO, Chris Gorman

"Key’s third quarter results reflect continued momentum across our franchise, supported by our strong balance sheet and disciplined risk management. Our focus on relationship banking drove both core deposit growth and a planned reduction in non-relationship loan balances.

Our Common Equity Tier 1 ratio is above our targeted capital range, increasing by 50 basis points, to 9.8%, through proactive balance sheet management. We remain well positioned to support our clients and return capital to our shareholders.

Another strength of our company is credit quality. We continue to benefit from our high-quality, relationship-based loan portfolio and our distinctive, underwrite-to-distribute business model. Net charge-offs to average loans remained low, at 24 basis points.

We remain committed to strengthening both capital and liquidity, managing risk, and improving earnings while continuing to invest. I am confident in the long-term outlook for Key and in our ability to deliver value to all of our stakeholders."

(a)September 30, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)September 30, 2023 figures are estimated.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Selected Financial Highlights

Dollars in millions, except per share data				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Income (loss) from continuing operations attributable to Key common shareholders	$266	$250	$513	6.4%	(48.1)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.29	.27	.55	7.4	(47.3)
Return on average tangible common equity from continuing operations (a)	12.40%	11.04%	21.19%	N/A	N/A
Return on average total assets from continuing operations	.62	.58	1.14	N/A	N/A
Common Equity Tier 1 ratio (b)	9.8	9.3	9.1	N/A	N/A
Book value at period end	$11.65	$12.18	$11.62	(4.4)	.3
Net interest margin (TE) from continuing operations	2.01%	2.12%	2.74%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2023 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Net interest income (TE)	$923	$986	$1,203	(6.4)%	(23.3)%
Noninterest income	643	609	683	5.6	(5.9)
Total revenue	$1,566	$1,595	$1,886	(1.8)%	(17.0)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $923 million for the third quarter of 2023 and the net interest margin was 2.01%. Compared to the third quarter of 2022, net interest income decreased $280 million, and the net interest margin decreased by 73 basis points. The decrease in net interest income and the net interest margin reflects higher interest-bearing deposit costs and a shift in funding mix to higher cost deposits and borrowings due to the higher interest rate environment. Partly offsetting the decline in net interest income and the net interest margin were higher earning asset balances and yields.

Compared to the second quarter of 2023, taxable-equivalent net interest income decreased by $63 million, and the net interest margin decreased by 11 basis points. The decline in net interest income and the net interest margin reflects a planned reduction in earning asset balances and the impact of higher interest rates on interest-bearing deposit costs, which outpaced the benefit from higher earning asset yields. Net interest income and the net interest margin benefited from an improved funding mix as higher-cost wholesale borrowings declined, and lower-cost interest-bearing deposits increased. Additionally, net interest income benefited from one additional day in the quarter.

Noninterest Income

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Trust and investment services income	$130	$126	$127	3.2%	2.4%
Investment banking and debt placement fees	141	120	154	17.5	(8.4)
Cards and payments income	90	85	91	5.9	(1.1)
Service charges on deposit accounts	69	69	92	—	(25.0)
Corporate services income	73	86	96	(15.1)	(24.0)
Commercial mortgage servicing fees	46	50	44	(8.0)	4.5
Corporate-owned life insurance income	35	32	33	9.4	6.1
Consumer mortgage income	15	14	14	7.1	7.1
Operating lease income and other leasing gains	22	23	19	(4.3)	15.8
Other income	22	4	13	450.0	69.2
Total noninterest income	$643	$609	$683	5.6%	(5.9)%

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

    Compared to the third quarter of 2022, noninterest income decreased by $40 million. The decrease was driven by a $23 million decline in corporate services income and a $23 million decline in service charges on deposit accounts. The decrease in corporate services income was reflective of lower customer derivatives trading revenue. The decline in service charges on deposit accounts was driven by a reduction in overdraft and non-sufficient funds fees and lower account analysis fees related to the interest rate environment. Additionally, investment banking and debt placement fees declined $13 million, reflecting lower capital markets activity. Partly offsetting the decline was a $9 million increase in other income, driven by higher trading income and broad-based growth across fee categories.

Compared to the second quarter of 2023, noninterest income increased by $34 million, driven by a $21 million increase in investment banking and debt placement fees and an $18 million increase in other income from higher trading income and a gain on a loan sale. Partly offsetting the increase was a decrease in corporate services income, which declined $13 million, reflective of lower customer derivatives trading revenue.

Noninterest Expense

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Personnel expense	$663	$622	$655	6.6%	1.2%
Net occupancy	67	65	72	3.1	(6.9)
Computer processing	89	95	77	(6.3)	15.6
Business services and professional fees	38	41	47	(7.3)	(19.1)
Equipment	20	22	23	(9.1)	(13.0)
Operating lease expense	18	21	24	(14.3)	(25.0)
Marketing	28	29	30	(3.4)	(6.7)
Other expense	187	181	178	3.3	5.1
Total noninterest expense	$1,110	$1,076	$1,106	3.2%	.4%

    Compared to the third quarter of 2022, noninterest expense increased $4 million, driven by $12 million of higher computer processing expense from technology investments, as well as a $9 million increase in other expense. Personnel expense increased $8 million, due to higher salaries and contract labor and employee benefits, partially offset by lower incentive and stock-based compensation. Additionally, business services and professional fees and operating lease expense declined $9 million and $6 million, respectively.

    Compared to the second quarter of 2023, noninterest expense increased $34 million. The increase was due to a $41 million increase in personnel expense, primarily from incentive and stock-based compensation, reflecting a higher stock price, production-related incentives, and other incentive funding. The increase was partly offset by a decline in computer processing expense of $6 million and broad-based declines among expense categories.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Commercial and industrial (a)	$59,187	$61,426	$56,151	(3.6)%	5.4%
Other commercial loans	22,371	22,623	22,200	(1.1)	.8
Total consumer loans	36,069	36,623	36,067	(1.5)	.0
Total loans	$117,627	$120,672	$114,418	(2.5)%	2.8%

(a)Commercial and industrial average loan balances include $202 million, $194 million, and $162 million of assets from commercial credit cards at September 30, 2023, June 30, 2023, and September 30, 2022, respectively.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Average loans were $117.6 billion for the third quarter of 2023, an increase of $3.2 billion compared to the third quarter of 2022. The growth in average loans was driven by commercial loans, which increased by $3.2 billion, largely reflecting growth in commercial and industrial loans of $3.0 billion.

Compared to the second quarter of 2023, average loans decreased by $3.0 billion, driven by a reduction in non-relationship loan balances as part of Key's planned balance sheet optimization efforts. Average commercial loans declined by $2.5 billion, reflective of a $2.2 billion decrease in commercial and industrial loans. Additionally, average consumer loans declined $554 million, driven by lower consumer mortgage and home equity loan balances.

Average Deposits

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Non-time deposits	$129,743	$127,687	$140,169	1.6%	(7.4)%
Certificates of deposit ($100,000 or more)	5,446	3,851	1,347	41.4	304.3
Other time deposits	9,636	11,365	2,713	(15.2)	255.2
Total deposits	$144,825	$142,903	$144,229	1.3%	.4%

Cost of total deposits	1.88%	1.49%	.16%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $144.8 billion for the third quarter of 2023, an increase of $596 million compared to the year-ago quarter. The increase was driven by higher wholesale deposits and public sector deposits, partly offset by a continuation of impacts from changing client behavior reflective of higher interest rates and a normalization of pandemic-related deposits.

Compared to the second quarter of 2023, average deposits increased by $1.9 billion, driven by an increase in both consumer and commercial deposit balances. The increase was partly offset by a decline in other time deposits, reflecting a decrease in wholesale deposit balances.

ASSET QUALITY

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Net loan charge-offs	$71	$52	$43	36.5%	65.1%
Net loan charge-offs to average total loans	.24%	.17%	.15%	N/A	N/A
Nonperforming loans at period end	$455	$431	$390	5.6	16.7
Nonperforming assets at period end	471	462	419	1.9	12.4
Allowance for loan and lease losses	1,488	1,480	1,144	0.5	30.1
Allowance for credit losses	1,778	1,771	1,338	0.4	32.9
Provision for credit losses	81	167	109	(51.5)	(25.7)

Allowance for loan and lease losses to nonperforming loans	327%	343%	293%	N/A	N/A
Allowance for credit losses to nonperforming loans	391	411	343	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $81 million, compared to $109 million in the third quarter of 2022 and $167 million in the second quarter of 2023. The decline from the year-ago period and prior quarter reflects a more stable economic outlook and the impact of current balance sheet optimization efforts.

    Net loan charge-offs for the third quarter of 2023 totaled $71 million, or 0.24% of average total loans. These results compare to $43 million, or 0.15%, for the third quarter of 2022 and $52 million, or 0.17%, for the second quarter of 2023. Key’s allowance for credit losses was $1.8 billion, or 1.54% of total period-end loans at September 30, 2023, compared to 1.15% at September 30, 2022, and 1.49% at June 30, 2023.

    At September 30, 2023, Key’s nonperforming loans totaled $455 million, which represented 0.39% of period-end portfolio loans. These results compare to 0.34% at September 30, 2022, and 0.36% at June 30,

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

2023. Nonperforming assets at September 30, 2023, totaled $471 million, and represented 0.41% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.36% at September 30, 2022, and 0.39% at June 30, 2023.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2023.

Capital Ratios

	9/30/2023	6/30/2023	9/30/2022
Common Equity Tier 1 (a)	9.8%	9.3%	9.1%
Tier 1 risk-based capital (a)	11.4	10.8	10.7
Total risk-based capital (a)	13.8	13.1	12.7
Tangible common equity to tangible assets (b)	4.4	4.5	4.3
Leverage (a)	8.9	8.7	8.9

(a)September 30, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the third quarter of 2023. As shown in the preceding table, at September 30, 2023, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.8% and 11.4%, respectively. Key's tangible common equity ratio was 4.4% at September 30, 2023.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by eight basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Shares outstanding at beginning of period	935,733	935,229	932,643	.1%	.3%
Open market repurchases and return of shares under employee compensation plans	(10)	(38)	(3)	73.7	(233.3)
Shares issued under employee compensation plans (net of cancellations)	438	542	298	(19.2)	47.0
Shares outstanding at end of period	936,161	935,733	932,938	—%	.3%

N/M = Not Meaningful

    Key declared a dividend of $.205 per common share for the third quarter of 2023.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Major Business Segments

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Revenue from continuing operations (TE)
Consumer Bank	$791	$803	$877	(1.5)%	(9.8)%
Commercial Bank	790	805	878	(1.9)	(10.0)
Other (a)	(15)	(13)	131	(15.4)	(111.5)
Total	$1,566	$1,595	$1,886	(1.8)%	(17.0)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$76	$82	$125	(7.3)%	(39.2)%
Commercial Bank	226	214	287	5.6	(21.3)
Other (a)	—	(10)	128	100.0	(100.0)
Total	$302	$286	$540	5.6%	(44.1)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Summary of operations
Net interest income (TE)	$548	$558	$618	(1.8)%	(11.3)%
Noninterest income	243	245	259	(.8)	(6.2)
Total revenue (TE)	791	803	877	(1.5)	(9.8)
Provision for credit losses	14	32	37	(56.3)	(62.2)
Noninterest expense	677	663	675	2.1	.3
Income (loss) before income taxes (TE)	100	108	165	(7.4)	(39.4)
Allocated income taxes (benefit) and TE adjustments	24	26	40	(7.7)	(40.0)
Net income (loss) attributable to Key	$76	$82	$125	(7.3)%	(39.2)%

Average balances
Loans and leases	$42,250	$42,934	$42,568	(1.6)%	(.7)%
Total assets	45,078	45,761	45,659	(1.5)	(1.3)
Deposits	83,863	82,498	90,170	1.7	(7.0)

Assets under management at period end	$52,516	$53,952	$47,846	(2.7)%	9.8%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Additional Consumer Bank Data

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Noninterest income
Trust and investment services income	$105	$101	$99	4.0%	6.1%
Service charges on deposit accounts	40	41	56	(2.4)	(28.6)
Cards and payments income	66	66	64	—	3.1
Consumer mortgage income	15	14	13	7.1	15.4
Other noninterest income	17	23	27	(26.1)	(37.0)
Total noninterest income	$243	$245	$259	(.8)%	(6.2)%

Average deposit balances
Money market deposits	$28,775	$27,340	$31,510	5.2%	(8.7)%
Demand deposits	23,202	23,845	25,186	(2.7)	(7.9)
Savings deposits	5,681	6,298	7,556	(9.8)	(24.8)
Certificates of deposit ($100,000 or more)	5,003	3,550	1,238	40.9	304.1
Other time deposits	3,751	2,864	1,838	31.0	104.1
Noninterest-bearing deposits	17,451	18,601	22,842	(6.2)	(23.6)
Total deposits	$83,863	$82,498	$90,170	1.7%	(7.0)%

Other data
Branches	959	965	976
Automated teller machines	1,249	1,255	1,270

Consumer Bank Summary of Operations (3Q23 vs. 3Q22)
•Key's Consumer Bank recorded net income attributable to Key of $76 million for the third quarter of 2023, compared to $125 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $70 million, or 11.3%, compared to the third quarter of 2022, reflecting higher interest-bearing deposit costs
•Average loans and leases decreased $318 million, or 0.7%, from the third quarter of 2022, driven by lower home equity and consumer direct loans
•Average deposits decreased $6.3 billion, or 7.0%, from the third quarter of 2022, reflecting elevated inflation-related spend, changing client behavior due to higher interest rates, and a normalization of pandemic-related deposits
•Provision for credit losses decreased $23 million compared to the third quarter of 2022, driven by an improved economic outlook and current balance sheet optimization efforts
•Noninterest income decreased $16 million from the year-ago quarter, driven by lower service charges on deposit accounts due to a planned reduction in overdraft and non-sufficient funds fees
•Noninterest expense increased $2 million from the year-ago quarter, reflecting an increase in marketing expense and higher salaries, partially offset by a decline in incentive compensation

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Commercial Bank

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Summary of operations
Net interest income (TE)	$430	$459	$484	(6.3)%	(11.2)%
Noninterest income	360	346	394	4.0	(8.6)
Total revenue (TE)	790	805	878	(1.9)	(10.0)
Provision for credit losses	68	134	74	(49.3)	(8.1)
Noninterest expense	431	405	451	6.4	(4.4)
Income (loss) before income taxes (TE)	291	266	353	9.4	(17.6)
Allocated income taxes and TE adjustments	65	52	66	25.0	(1.5)
Net income (loss) attributable to Key	$226	$214	$287	5.6%	(21.3)%

Average balances
Loans and leases	$74,951	$77,277	$71,464	(3.0)%	4.9%
Loans held for sale	1,268	1,014	1,036	25.0	22.4
Total assets	85,274	87,106	81,899	(2.1)	4.1
Deposits	54,896	51,420	52,272	6.8%	5.0%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 3Q23 vs.
	3Q23	2Q23	3Q22	2Q23	3Q22
Noninterest income
Trust and investment services income	$25	$24	$29	4.2%	(13.8)%
Investment banking and debt placement fees	141	120	154	17.5	(8.4)
Cards and payments income	17	22	19	(22.7)	(10.5)
Service charges on deposit accounts	28	27	36	3.7	(22.2)
Corporate services income	64	77	89	(16.9)	(28.1)
Commercial mortgage servicing fees	45	50	44	(10.0)	2.3
Operating lease income and other leasing gains	22	24	19	(8.3)	15.8
Other noninterest income	18	2	4	800.0	350.0
Total noninterest income	$360	$346	$394	4.0%	(8.6)%

Commercial Bank Summary of Operations (3Q23 vs. 3Q22)
•Key's Commercial Bank recorded net income attributable to Key of $226 million for the third quarter of 2023 compared to $287 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $54 million, or 11.2%, compared to the third quarter of 2022, primarily reflecting higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits
•Average loan and lease balances, driven by relationship clients, increased $3.5 billion, or 4.9%, compared to the third quarter of 2022
•Average deposit balances increased $2.6 billion compared to the third quarter of 2022, reflecting an increase in public sector deposits and commercial client growth
•Provision for credit losses decreased $6 million compared to the third quarter of 2022, driven by a more stable economic outlook and current balance sheet optimization efforts
•Noninterest income decreased $34 million from the year-ago quarter, primarily driven by a decline in corporate services income and a decrease in investment banking and debt placement fees, reflecting lower syndication fees
•Noninterest expense decreased $20 million from the third quarter of 2022, primarily driven by a decline in personnel expense from lower incentive compensation, as well as a decrease in operating lease expense

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $188 billion at September 30, 2023.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Halle Nichols	Beth Strauss
216.471.2184	216.471.2787
Halle_A_Nichols@KeyBank.com	Beth_A_Strauss@KeyBank.com

Anya Bernard
216.471.2053
Anya_C_Bernard@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended March 31, 2023, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on October 19, 2023. A replay of the call will be available through October 28, 2023.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

KeyCorp
Third Quarter 2023
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	9/30/2023	6/30/2023	9/30/2022
Summary of operations
Net interest income (TE)	$923	$986	$1,203
Noninterest income	643	609	683
Total revenue (TE)	1,566	1,595	1,886
Provision for credit losses	81	167	109
Noninterest expense	1,110	1,076	1,106
Income (loss) from continuing operations attributable to Key	302	286	540
Income (loss) from discontinued operations, net of taxes	1	1	2
Net income (loss) attributable to Key	303	287	542

Income (loss) from continuing operations attributable to Key common shareholders	266	250	513
Income (loss) from discontinued operations, net of taxes	1	1	2
Net income (loss) attributable to Key common shareholders	267	251	515

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.27	$.55
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.29	.27	.55

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.29	.27	.55
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.29	.27	.55

Cash dividends declared	.205	.205	.195
Book value at period end	11.65	12.18	11.62
Tangible book value at period end	8.65	9.16	8.56
Market price at period end	10.76	9.24	16.02

Performance ratios
From continuing operations:
Return on average total assets	.62%	.58%	1.14%
Return on average common equity	9.31	8.42	16.33
Return on average tangible common equity (b)	12.40	11.04	21.19
Net interest margin (TE)	2.01	2.12	2.74
Cash efficiency ratio (b)	70.3	66.8	58.0

From consolidated operations:
Return on average total assets	.62%	.58%	1.14%
Return on average common equity	9.35	8.45	16.39
Return on average tangible common equity (b)	12.45	11.09	21.28
Net interest margin (TE)	2.01	2.12	2.73
Loan to deposit (c)	80.8	83.0	81.3

Capital ratios at period end
Key shareholders’ equity to assets	7.1%	7.1%	7.0%
Key common shareholders’ equity to assets	5.8	5.8	5.7
Tangible common equity to tangible assets (b)	4.4	4.5	4.3
Common Equity Tier 1 (d)	9.8	9.3	9.1
Tier 1 risk-based capital (d)	11.4	10.8	10.7
Total risk-based capital (d)	13.8	13.1	12.7
Leverage (d)	8.9	8.7	8.9

Asset quality — from continuing operations
Net loan charge-offs	$71	$52	$43
Net loan charge-offs to average loans	.24%	.17%	.15%
Allowance for loan and lease losses	$1,488	$1,480	$1,144
Allowance for credit losses	1,778	1,771	1,338
Allowance for loan and lease losses to period-end loans	1.29%	1.24%	.98%
Allowance for credit losses to period-end loans	1.54	1.49	1.15
Allowance for loan and lease losses to nonperforming loans	327	343	293
Allowance for credit losses to nonperforming loans	391	411	343
Nonperforming loans at period-end	$455	$431	$390
Nonperforming assets at period-end	471	462	419
Nonperforming loans to period-end portfolio loans	.39%	.36%	.34%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.39	.36

Trust assets
Assets under management	$52,516	$53,952	$47,846
Other data
Average full-time equivalent employees	17,666	17,754	17,907
Branches	959	965	976
Taxable-equivalent adjustment	$8	$8	$7

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Nine months ended
	9/30/2023	9/30/2022
Summary of operations
Net interest income (TE)	$3,015	$3,327
Noninterest income	1,860	2,047
Total revenue (TE)	4,875	5,374
Provision for credit losses	387	237
Noninterest expense	3,362	3,254
Income (loss) from continuing operations attributable to Key	899	1,517
Income (loss) from discontinued operations, net of taxes	3	6
Net income (loss) attributable to Key	902	1,523

Income (loss) from continuing operations attributable to Key common shareholders	791	1,437
Income (loss) from discontinued operations, net of taxes	3	6
Net income (loss) attributable to Key common shareholders	794	1,443

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.85	$1.55
Income (loss) from discontinued operations, net of taxes	—	.01
Net income (loss) attributable to Key common shareholders (a)	.86	1.56

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.85	1.54
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.85	1.55

Cash dividends paid	.62	.59

Performance ratios
From continuing operations:
Return on average total assets	.62%	1.10%
Return on average common equity	9.18	14.48
Return on average tangible common equity (b)	12.17	18.41
Net interest margin (TE)	2.20	2.60
Cash efficiency ratio (b)	68.4	59.9

From consolidated operations:
Return on average total assets	.62%	1.10%
Return on average common equity	9.22	14.54
Return on average tangible common equity (b)	12.22	18.49
Net interest margin (TE)	2.20	2.60

Asset quality — from continuing operations
Net loan charge-offs	$168	$120
Net loan charge-offs to average total loans	.19%	.15%

Other data
Average full-time equivalent employees	17,880	17,477

Taxable-equivalent adjustment	23	20
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2023, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$13,356	$13,844	$13,290
Less: Intangible assets (a)	2,816	2,826	2,856
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$8,094	$8,572	$7,988
Total assets (GAAP)	$187,851	$195,037	$190,051
Less: Intangible assets (a)	2,816	2,826	2,856
Tangible assets (non-GAAP)	$185,035	$192,211	$187,195
Tangible common equity to tangible assets ratio (non-GAAP)	4.37%	4.46%	4.27%
Pre-provision net revenue
Net interest income (GAAP)	$915	$978	$1,196	$2,992	$3,307
Plus: Taxable-equivalent adjustment	8	8	7	23	20
Noninterest income	643	609	683	1,860	2,047
Less: Noninterest expense	1,110	1,076	1,106	3,362	3,254
Pre-provision net revenue from continuing operations (non-GAAP)	$456	$519	$780	$1,513	$2,120
Average tangible common equity
Average Key shareholders' equity (GAAP)	$13,831	$14,412	$14,614	$14,020	$15,256
Less: Intangible assets (average) (c)	2,821	2,831	2,863	2,831	2,835
Preferred stock (average)	2,500	2,500	2,148	2,500	1,984
Average tangible common equity (non-GAAP)	$8,510	$9,081	$9,603	$8,689	$10,437
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$266	$250	$513	$791	$1,437
Average tangible common equity (non-GAAP)	8,510	9,081	9,603	8,689	10,437

Return on average tangible common equity from continuing operations (non-GAAP)	12.40%	11.04%	21.19%	12.17%	18.41%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$267	$251	$515	$794	$1,443
Average tangible common equity (non-GAAP)	8,510	9,081	9,603	8,689	10,437

Return on average tangible common equity consolidated (non-GAAP)	12.45%	11.09%	21.28%	12.22%	18.49%

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Cash efficiency ratio
Noninterest expense (GAAP)	$1,110	$1,076	$1,106	$3,362	$3,254
Less: Intangible asset amortization	9	10	12	29	35
Adjusted noninterest expense (non-GAAP)	$1,101	$1,066	$1,094	$3,333	$3,219

Net interest income (GAAP)	$915	$978	$1,196	$2,992	$3,307
Plus: Taxable-equivalent adjustment	8	8	7	23	20
Noninterest income	643	609	683	1,860	2,047
Total taxable-equivalent revenue (non-GAAP)	$1,566	$1,595	$1,886	$4,875	$5,374

Cash efficiency ratio (non-GAAP)	70.3%	66.8%	58.0%	68.4%	59.9%

(a)For the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, intangible assets exclude $1 million, $1 million, and $2 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, average intangible assets exclude $1 million, $1 million, and $2 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Consolidated Balance Sheets
(Dollars in millions)

	9/30/2023	6/30/2023	9/30/2022
Assets
Loans	$115,544	$119,011	$116,191
Loans held for sale	730	1,130	1,048
Securities available for sale	35,839	37,908	40,000
Held-to-maturity securities	8,853	9,189	8,163
Trading account assets	1,325	1,177	1,068
Short-term investments	7,871	8,959	4,896
Other investments	1,356	1,474	1,272
Total earning assets	171,518	178,848	172,638
Allowance for loan and lease losses	(1,488)	(1,480)	(1,144)
Cash and due from banks	766	758	717
Premises and equipment	649	652	629
Goodwill	2,752	2,752	2,752
Other intangible assets	65	75	106
Corporate-owned life insurance	4,381	4,378	4,351
Accrued income and other assets	8,843	8,668	9,535
Discontinued assets	365	386	467
Total assets	$187,851	$195,037	$190,051

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$112,581	$111,766	$97,875
Noninterest-bearing deposits	31,710	33,366	46,980
Total deposits	144,291	145,132	144,855
Federal funds purchased and securities sold under repurchase agreements	43	1,702	4,224
Bank notes and other short-term borrowings	3,470	6,949	4,576
Accrued expense and other liabilities	5,388	5,339	4,849
Long-term debt	21,303	22,071	18,257
Total liabilities	174,495	181,193	176,761

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,254	6,231	6,257
Retained earnings	15,835	15,759	15,450
Treasury stock, at cost	(5,851)	(5,859)	(5,917)
Accumulated other comprehensive income (loss)	(6,639)	(6,044)	(6,257)
Key shareholders’ equity	13,356	13,844	13,290
Total liabilities and equity	$187,851	$195,037	$190,051

Common shares outstanding (000)	936,161	935,733	932,938

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Interest income
Loans	$1,593	$1,576	$1,134	$4,645	$2,894
Loans held for sale	19	17	14	49	36
Securities available for sale	192	194	196	580	557
Held-to-maturity securities	79	81	55	234	149
Trading account assets	15	15	8	42	21
Short-term investments	123	111	32	276	49
Other investments	22	16	5	51	11
Total interest income	2,043	2,010	1,444	5,877	3,717
Interest expense
Deposits	687	531	59	1568	93
Federal funds purchased and securities sold under repurchase agreements	9	48	19	79	25
Bank notes and other short-term borrowings	81	104	24	263	36
Long-term debt	351	349	146	975	256
Total interest expense	1,128	1,032	248	2,885	410
Net interest income	915	978	1,196	2,992	3,307
Provision for credit losses	81	167	109	387	237
Net interest income after provision for credit losses	834	811	1,087	2,605	3,070
Noninterest income
Trust and investment services income	130	126	127	384	400
Investment banking and debt placement fees	141	120	154	406	466
Cards and payments income	90	85	91	256	256
Service charges on deposit accounts	69	69	92	205	279
Corporate services income	73	86	96	235	283
Commercial mortgage servicing fees	46	50	44	142	125
Corporate-owned life insurance income	35	32	33	96	99
Consumer mortgage income	15	14	14	40	49
Operating lease income and other leasing gains	22	23	19	70	79
Other income	22	4	13	26	11
Total noninterest income	643	609	683	1,860	2,047
Noninterest expense
Personnel	663	622	655	1,986	1,892
Net occupancy	67	65	72	202	223
Computer processing	89	95	77	276	232
Business services and professional fees	38	41	47	124	152
Equipment	20	22	23	64	72
Operating lease expense	18	21	24	59	79
Marketing	28	29	30	78	92
Other expense	187	181	178	573	512
Total noninterest expense	1,110	1,076	1,106	3,362	3,254
Income (loss) from continuing operations before income taxes	367	344	664	1,103	1,863
Income taxes	65	58	124	204	346
Income (loss) from continuing operations	302	286	540	899	1,517
Income (loss) from discontinued operations, net of taxes	1	1	2	3	6
Net income (loss)	303	287	542	902	1,523
Net income (loss) attributable to Key	$303	$287	$542	$902	1,523

Income (loss) from continuing operations attributable to Key common shareholders	$266	$250	$513	$791	$1,437
Net income (loss) attributable to Key common shareholders	267	251	515	794	$1,443
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.27	$.55	$.85	$1.55
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.29	.27	.55	.86	1.56
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.27	$.55	$.85	$1.54
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.29	.27	.55	.85	1.55

Cash dividends declared per common share	$.205	$.205	$.195	$.615	$.585

Weighted-average common shares outstanding (000)	927,131	926,741	924,594	927,019	924,085
Effect of common share options and other stock awards	4,613	3,713	7,861	5,213	8,679
Weighted-average common shares and potential common shares outstanding (000) (b)	931,744	930,454	932,455	932,232	932,764
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Third Quarter 2023			Second Quarter 2023			Third Quarter 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$59,187	$886	5.94%	$61,426	$881	5.76%	$56,151	$578	4.09%
Real estate — commercial mortgage	15,844	238	5.97	16,226	235	5.80	16,002	168	4.18
Real estate — construction	2,820	48	6.77	2,641	44	6.64	2,306	27	4.58
Commercial lease financing	3,707	30	3.25	3,756	29	3.07	3,892	25	2.58
Total commercial loans	81,558	1,202	5.85	84,049	1,189	5.67	78,351	798	4.05
Real estate — residential mortgage	21,459	176	3.28	21,659	176	3.25	20,256	152	3.00
Home equity loans	7,418	110	5.87	7,620	109	5.75	8,024	91	4.51
Consumer direct loans	6,169	77	4.96	6,323	77	4.89	6,766	72	4.25
Credit cards	991	35	14.16	984	33	13.49	969	28	11.63
Consumer indirect loans	32	1	3.77	37	—	—	52	—	—
Total consumer loans	36,069	399	4.40	36,623	395	4.33	36,067	343	3.80
Total loans	117,627	1,601	5.41	120,672	1,584	5.26	114,418	1,141	3.97
Loans held for sale	1,356	19	5.73	1,087	17	6.16	1,102	14	5.22
Securities available for sale (b), (e)	37,271	192	1.76	38,899	194	1.74	42,271	196	1.69
Held-to-maturity securities (b)	9,020	79	3.50	9,371	81	3.47	7,933	55	2.79
Trading account assets	1,203	15	4.97	1,244	15	4.64	841	8	3.65
Short-term investments	8,416	123	5.79	7,798	111	5.73	3,043	32	4.13
Other investments (e)	1,395	22	6.35	1,566	16	4.03	1054	5	1.78
Total earning assets	176,288	2,051	4.47	180,637	2,018	4.34	170,662	1,451	3.30
Allowance for loan and lease losses	(1,477)			(1,379)			(1,099)
Accrued income and other assets	17,530			17,202			18,629
Discontinued assets	374			394			478
Total assets	$192,715			$196,854			$188,670
Liabilities
Money market deposits	$35,243	$213	2.40%	$32,419	$123	1.53%	$35,379	$8.10%
Demand deposits	55,837	315	2.24	53,569	256	1.91	47,671	42.35
Savings deposits	5,966	1.05		6,592	1.04		7,904	—	.01
Certificates of deposit ($100,000 or more)	5,446	55	4.01	3,851	33	3.48	1,347	2.47
Other time deposits	9,636	103	4.25	11,365	118	4.17	2,713	7.97
Total interest-bearing deposits	112,128	687	2.43	107,796	531	1.98	95,014	59.25
Federal funds purchased and securities sold under repurchase agreements	710	9	5.04	3,767	48	5.07	3,562	19	2.10
Bank notes and other short-term borrowings	5,819	81	5.54	7,982	104	5.22	3,725	24	2.53
Long-term debt (f), (g)	21,584	351	6.50	22,284	349	6.26	17,704	146	3.32
Total interest-bearing liabilities	140,241	1,128	3.20	141,829	1,032	2.91	120,005	248.82
Noninterest-bearing deposits	32,697			35,107			49,215
Accrued expense and other liabilities	5,572			5,112			4,358
Discontinued liabilities (g)	374			394			478
Total liabilities	$178,884			$182,442			$174,056
Equity
Key shareholders’ equity	$13,831			$14,412			$14,614
Noncontrolling interests	—			—			—
Total equity	13,831			14,412			14,614
Total liabilities and equity	$192,715			$196,854			$188,670
Interest rate spread (TE)			1.27%			1.43%			2.48%
Net interest income (TE) and net interest margin (TE)		$923	2.01%		$986	2.12%		$1,203	2.74%
TE adjustment (b)		8			8			7
Net interest income, GAAP basis		$915			$978			$1,196
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $202 million, $194 million, and $162 million of assets from commercial credit cards for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Nine months ended September 30, 2023			Nine months ended September 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$60,294	$2,574	5.71%	$53,878	$1,437	3.57%
Real estate — commercial mortgage	16,178	697	5.76	15,278	425	3.72
Real estate — construction	2,663	131	6.58	2,154	64	3.95
Commercial lease financing	3,749	86	3.06	3,883	72	2.48
Total commercial loans	82,884	3,488	5.63	75,193	1,998	3.55
Real estate — residential mortgage	21,534	524	3.25	18,331	395	2.87
Home equity loans	7,621	325	5.71	8,191	244	3.98
Consumer direct loans	6,309	229	4.86	6,414	201	4.20
Credit cards	986	101	13.68	948	76	10.75
Consumer indirect loans	37	1	1.54	67	—	—
Total consumer loans	36,487	1,180	4.32	33,951	916	3.60
Total loans	119,371	4,668	5.23	109,144	2,914	3.57
Loans held for sale	1,118	49	5.90	1,230	36	3.94
Securities available for sale (b), (e)	38,440	580	1.74	43,396	557	1.60
Held-to-maturity securities (b)	9,108	234	3.43	7,473	149	2.66
Trading account assets	1150	42	4.82	846	21	3.28
Short-term investments	6,600	276	5.59	4,636	49	1.42
Other investments (e)	1,423	51	4.78	836	11	1.80
Total earning assets	177,210	5,900	4.30	167,561	3,737	2.92
Allowance for loan and lease losses	(1,398)			(1,087)
Accrued income and other assets	17,411			18,315
Discontinued assets	395			507
Total assets	$193,618			$185,296
Liabilities
Money market deposits	$33,829	$414	1.64%	$36,318	$17.06%
Other demand deposits	53,951	754	1.87	49,314	62.17
Savings deposits	6,630	2.04		7,799	1.01
Certificates of deposit ($100,000 or more)	3,907	104	3.56	1,490	5.45
Other time deposits	9,708	294	4.04	2,263	8.48
Total interest-bearing deposits	108,025	1,568	1.94	97,184	93.13
Federal funds purchased and securities sold under repurchase agreements	2,183	79	4.84	2,226	25	1.51
Bank notes and other short-term borrowings	6,797	263	5.17	2,135	36	2.24
Long-term debt (f), (g)	21,341	975	6.09	13,757	256	2.49
Total interest-bearing liabilities	138,346	2,885	2.79	115,302	410.48
Noninterest-bearing deposits	35,691			50,082
Accrued expense and other liabilities	5,166			4,149
Discontinued liabilities (g)	395			507
Total liabilities	$179,598			$170,040
Equity
Key shareholders’ equity	$14,020			$15,256
Noncontrolling interests	—			—
Total equity	14,020			15,256
Total liabilities and equity	$193,618			$185,296
Interest rate spread (TE)			1.52%			2.45%
Net interest income (TE) and net interest margin (TE)		$3,015	2.20%		$3,327	2.60%
TE adjustment (b)		23			20
Net interest income, GAAP basis		$2,992			$3,307

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2023, and September 30, 2022, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $192 million and $152 million of assets from commercial credit cards for the nine months ended September 30, 2023, and September 30, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Noninterest Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Personnel (a)	$663	$622	$655	$1,986	$1,892
Net occupancy	67	65	72	202	223
Computer processing	89	95	77	276	232
Business services and professional fees	38	41	47	124	152
Equipment	20	22	23	64	72
Operating lease expense	18	21	24	59	79
Marketing	28	29	30	78	92
Other expense	187	181	178	573	512
Total noninterest expense	$1,110	$1,076	$1,106	$3,362	$3,254
Average full-time equivalent employees (b)	17,666	17,754	17,907	17,880	17,477
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Salaries and contract labor	$415	$416	$388	$1,250	$1,093
Incentive and stock-based compensation	141	93	176	386	522
Employee benefits	106	103	89	308	269
Severance	1	10	2	42	8
Total personnel expense	$663	$622	$655	$1,986	$1,892

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Loan Composition
(Dollars in millions)

				Change 9/30/2023 vs.
	9/30/2023	6/30/2023	9/30/2022	6/30/2023	9/30/2022
Commercial and industrial (a)	$57,606	$60,059	$56,971	(4.1)%	1.1%
Commercial real estate:
Commercial mortgage	15,549	16,048	16,400	(3.1)	(5.2)
Construction	2,982	2,646	2,349	12.7	26.9
Total commercial real estate loans	18,531	18,694	18,749	(.9)	(1.2)
Commercial lease financing (b)	3,681	3,801	3,877	(3.2)	(5.1)
Total commercial loans	79,818	82,554	79,597	(3.3)	.3
Residential — prime loans:
Real estate — residential mortgage	21,309	21,637	20,838	(1.5)	2.3
Home equity loans	7,324	7,529	7,926	(2.7)	(7.6)
Total residential — prime loans	28,633	29,166	28,764	(1.8)	(.5)
Consumer direct loans	6,074	6,257	6,803	(2.9)	(10.7)
Credit cards	988	1,001	977	(1.3)	1.1
Consumer indirect loans	31	33	50	(6.1)	(38.0)
Total consumer loans	35,726	36,457	36,594	(2.0)	(2.4)
Total loans (c), (d)	$115,544	$119,011	$116,191	(2.9)%	(.6)%
(a)Loan balances include $207 million, $200 million, and $166 million of commercial credit card balances at September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $4 million, $5 million, and $10 million at September 30, 2023, June 30, 2023, and September 30, 2022, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $360 million at September 30, 2023, $381 million at June 30, 2023, and $467 million at September 30, 2022, related to the discontinued operations of the education lending business.
(d)Accrued interest of $520 million, $500 million, and $274 million at September 30, 2023, June 30, 2023, and September 30, 2022, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 9/30/2023 vs.
	9/30/2023	6/30/2023	9/30/2022	6/30/2023	9/30/2022
Commercial and industrial	$47	$221	$292	(78.7)%	(83.9)%
Real estate — commercial mortgage	571	829	693	(31.1)	(17.6)
Commercial lease financing	—	13	2	(100.0)	(100.0)
Real estate — residential mortgage	112	67	61	67.2	83.6
Total loans held for sale	$730	$1,130	$1,048	(35.4)%	(30.3)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	3Q23	2Q23	1Q23	4Q22	3Q22
Balance at beginning of period	$1,130	$1,211	$963	$1,048	$1,306
New originations	3,035	1,798	1,779	3,158	2,157
Transfers from (to) held to maturity, net	(94)	(52)	(13)	(48)	—
Loan sales	(3,312)	(1,798)	(1,518)	(3,124)	(2,446)
Loan draws (payments), net	(29)	(28)	—	(71)	26
Valuation and other adjustments	—	(1)	—	—	5
Balance at end of period	$730	$1,130	$1,211	$963	$1,048

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Average loans outstanding	$117,627	$120,672	$114,418	$119,371	$109,144
Allowance for loan and lease losses at the beginning of the period	1,480	1,380	1,099	1,337	1,061
Loans charged off:
Commercial and industrial	62	42	49	139	118

Real estate — commercial mortgage	1	9	3	15	10
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	9	3	15	10
Commercial lease financing	—	1	—	—	2
Total commercial loans	63	52	52	154	130
Real estate — residential mortgage	—	1	1	1	(2)
Home equity loans	1	2	—	4	1
Consumer direct loans	14	11	8	36	25
Credit cards	9	9	7	27	22
Consumer indirect loans	—	1	—	1	2
Total consumer loans	24	24	16	69	48
Total loans charged off	87	76	68	223	178
Recoveries:
Commercial and industrial	10	15	13	33	32

Real estate — commercial mortgage	—	1	2	1	4
Real estate — construction	—	—	—	—	1
Total commercial real estate loans	—	1	2	1	5
Commercial lease financing	1	2	1	4	2
Total commercial loans	11	18	16	38	39
Real estate — residential mortgage	1	1	1	3	2
Home equity loans	1	1	1	3	3
Consumer direct loans	2	2	4	6	7
Credit cards	1	2	2	4	5
Consumer indirect loans	—	—	1	1	2
Total consumer loans	5	6	9	17	19
Total recoveries	16	24	25	55	58
Net loan charge-offs	(71)	(52)	(43)	(168)	(120)
Provision (credit) for loan and lease losses	79	152	88	319	203
Allowance for loan and lease losses at end of period	$1,488	$1,480	$1,144	$1,488	$1,144

Liability for credit losses on lending-related commitments at beginning of period	$291	$276	$173	$225	$160
Provision (credit) for losses on lending-related commitments	2	15	21	68	34
Other	(3)	—	—	(3)	—
Liability for credit losses on lending-related commitments at end of period (a)	$290	$291	$194	$290	$194

Total allowance for credit losses at end of period	$1,778	$1,771	$1,338	$1,778	$1,338

Net loan charge-offs to average total loans	.24%	.17%	.15%	.19%	.15%
Allowance for loan and lease losses to period-end loans	1.29	1.24	.98	1.29	.98
Allowance for credit losses to period-end loans	1.54	1.49	1.15	1.54	1.15
Allowance for loan and lease losses to nonperforming loans	327	343	293	327	293
Allowance for credit losses to nonperforming loans	391	411	343	391	343

Discontinued operations — education lending business:
Loans charged off	$—	$2	$1	$3	$4
Recoveries	—	1	1	1	2
Net loan charge-offs	$—	$(1)	$—	$(2)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	3Q23	2Q23	1Q23	4Q22	3Q22
Net loan charge-offs	$71	$52	$45	$41	$43
Net loan charge-offs to average total loans	.24%	.17%	.15%	.14%	.15%
Allowance for loan and lease losses	$1,488	$1,480	$1,380	$1,337	$1,144
Allowance for credit losses (a)	1,778	1,771	1,656	1,562	1,338
Allowance for loan and lease losses to period-end loans	1.29%	1.24%	1.15%	1.12%	.98%
Allowance for credit losses to period-end loans	1.54	1.49	1.38	1.31	1.15
Allowance for loan and lease losses to nonperforming loans	327	343	332	346	293
Allowance for credit losses to nonperforming loans	391	411	398	404	343
Nonperforming loans at period end	$455	$431	$416	$387	$390
Nonperforming assets at period end	471	462	447	420	419
Nonperforming loans to period-end portfolio loans	.39%	.36%	.35%	.32%	.34%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.39	.37	.35	.36

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Commercial and industrial	$214	$188	$170	$174	$169

Real estate — commercial mortgage	63	65	59	21	34
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	63	65	59	21	34
Commercial lease financing	1	1	1	1	2
Total commercial loans	278	254	230	196	205
Real estate — residential mortgage	72	73	75	77	66
Home equity loans	97	97	104	107	112
Consumer direct loans	3	3	3	3	3
Credit cards	4	3	3	3	3
Consumer indirect loans	1	1	1	1	1
Total consumer loans	177	177	186	191	185
Total nonperforming loans (a)	455	431	416	387	390
OREO	16	15	13	13	12
Nonperforming loans held for sale	—	16	18	20	17
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$471	$462	$447	$420	$419
Accruing loans past due 90 days or more	52	73	55	60	47
Accruing loans past due 30 through 89 days	178	139	164	180	187
Nonperforming assets from discontinued operations — education lending business	2	2	3	3	3
Nonperforming loans to period-end portfolio loans	.39%	.36%	.35%	.32%	.34%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.39	.37	.35	.36
(a)On January 1, 2023, Key adopted ASU 2022-02 Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. In connection with the adoption of this guidance, nonperforming loans for periods after January 1, 2023, include certain loans which were modified for borrowers experiencing financial difficulty. Amounts prior to January 1, 2023, include nonperforming troubled debt restructurings (TDRs), for which accounting guidance was eliminated upon adoption of ASU 2022-02.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	3Q23	2Q23	1Q23	4Q22	3Q22
Balance at beginning of period	$431	$416	$387	$390	$429
Loans placed on nonaccrual status	159	169	143	113	80
Charge-offs	(87)	(76)	(60)	(67)	(68)
Loans sold	(4)	(23)	(2)	(4)	(3)
Payments	(25)	(20)	(31)	(22)	(29)
Transfers to OREO	(3)	(2)	(2)	(1)	(1)
Loans returned to accrual status	(16)	(33)	(19)	(22)	(18)
Balance at end of period	$455	$431	$416	$387	$390

KeyCorp Reports Third Quarter 2023 Profit
October 19, 2023

Line of Business Results
(Dollars in millions)

						Change 3Q23 vs.
	3Q23	2Q23	1Q23	4Q22	3Q22	2Q23	3Q22
Consumer Bank
Summary of operations
Total revenue (TE)	$791	$803	$840	$860	$877	(1.5)%	(9.8)%
Provision for credit losses	14	32	60	105	37	(56.3)	(62.2)
Noninterest expense	677	663	663	705	675	2.1	.3
Net income (loss) attributable to Key	76	82	89	38	125	(7.3)	(39.2)
Average loans and leases	42,250	42,934	43,086	43,149	42,568	(1.6)	(.7)
Average deposits	83,863	82,498	84,637	87,370	90,170	1.7	(7.0)
Net loan charge-offs	36	32	24	21	17	12.5	111.8
Net loan charge-offs to average total loans	.34%	.30%	.23%	.19%	.16%	13.3	112.5
Nonperforming assets at period end	$190	$193	$196	$202	$195	(1.6)	(2.6)
Return on average allocated equity	8.48%	9.04%	9.87%	4.51%	14.26%	(6.2)	(40.5)

Commercial Bank
Summary of operations
Total revenue (TE)	$790	$805	$844	$894	$878	(1.9)%	(10.0)%
Provision for credit losses	68	134	80	165	74	(49.3)	(8.1)
Noninterest expense	431	405	442	459	451	6.4	(4.4)
Net income (loss) attributable to Key	226	214	255	225	287	5.6	(21.3)
Average loans and leases	74,951	77,277	76,306	74,100	71,464	(3.0)	4.9
Average loans held for sale	1,268	1,014	876	1,377	1,036	25.0	22.4
Average deposits	54,896	51,420	52,219	54,385	52,272	6.8	5.0
Net loan charge-offs	35	20	21	25	27	75.0	29.6
Net loan charge-offs to average total loans	.19%	.10%	.11%	.13%	.15%	90.0	26.7
Nonperforming assets at period end	$281	$269	$251	$218	$224	4.5	25.4
Return on average allocated equity	8.64%	8.17%	10.04%	9.36%	12.29%	5.8	(29.7)
TE = Taxable Equivalent